EXHIBIT 99.1

SPS Commerce Reports First Quarter 2021 Financial Results

Company delivers 81st consecutive quarter of topline growth, with 21% growth in revenue and 18% growth in recurring revenue over first quarter 2020

MINNEAPOLIS, April 29, 2021 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the first quarter ended March 31, 2021.

Revenue was $90.1 million in the first quarter of 2021, compared to $74.2 million in the first quarter of 2020, reflecting 21% growth in revenue from the first quarter of 2020. Recurring revenue grew 18% from the first quarter of 2020.

Net income in the first quarter of 2021 was $10.2 million or $0.28 per diluted share, compared to net income of $9.5 million or $0.26 per diluted share, in the first quarter of 2020. Non-GAAP net income per diluted share was $0.43, compared to non-GAAP net income per diluted share of $0.38 in the first quarter of 2020. Adjusted EBITDA for the first quarter of 2021 increased 25% to $25.5 million compared to the first quarter of 2020.

“The SPS team continues to work hard to support supply chain continuity and improve efficiencies amid evolving industry dynamics,” said Archie Black, President and CEO of SPS Commerce. “Ongoing investments in our business have also paid dividends, expanding our addressable market and strengthening our competitive differentiation.”

“SPS Commerce delivered another strong quarter as the shift to e-commerce continues to drive momentum in fulfillment,” said Kim Nelson, CFO of SPS Commerce. “Our customer focus and product portfolio are aligned with evolving retail dynamics, and we’re excited about the growing market opportunities ahead of us.”

Guidance

Second quarter 2021 revenue is expected to be in the range of $90.5 million to $91.5 million. Second quarter net income per diluted share is expected to be in the range of $0.20 to $0.21 with fully diluted weighted average shares outstanding of approximately 37.0 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.39 to $0.40. Adjusted EBITDA is expected to be in the range of $24.8 million to $25.5 million. Non-cash, share-based compensation expense is expected to be approximately $7.2 million, depreciation expense is expected to be approximately $4.0 million and amortization expense is expected to be approximately $2.7 million.

For the full year of 2021, revenue is expected to be in the range of $371.1 million to $373.6 million, representing 19% to 20% growth over 2020. Full year net income per diluted share is expected to be in the range of $0.97 to $1.00, with fully diluted weighted average shares outstanding of approximately 37.0 million shares. Non-GAAP income per diluted share is expected to be in the range of $1.65 to $1.68. Adjusted EBITDA is expected to be in the range of $102.5 to $104.0 million, representing 18% to 20% growth over 2020. Non-cash, share-based compensation expense is expected to be approximately $26.9 million, depreciation expense is expected to be approximately $15.9 million and amortization expense is expected to be approximately $10.5 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly and annual results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID #9643214 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 95,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 81 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization expense, investment income or loss, realized gain or loss from foreign currency on cash and investments held, income tax expense, stock-based compensation expense, and other adjustments as necessary for a fair presentation.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

SPS Commerce uses Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance because they assist the company in comparing performance on a consistent basis, as they remove from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to an investor in evaluating the company's operating performance because they are widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the second quarter and full year of 2021, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2020, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	March 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$169,274	$149,692
Short-term investments	39,174	37,786
Accounts receivable	39,271	37,811
Allowance for credit losses	(4,001)	(4,233)
Accounts receivable, net	35,270	33,578
Deferred costs	38,666	37,988
Other assets	14,490	12,312
Total current assets	296,874	271,356
PROPERTY AND EQUIPMENT, less accumulated depreciation of $62,947 and $59,152, respectively	26,606	26,432
OPERATING LEASE RIGHT-OF-USE ASSETS	15,296	15,581
GOODWILL	135,263	134,853
INTANGIBLE ASSETS, net	57,594	60,230
INVESTMENTS	2,500	2,500
OTHER ASSETS
Deferred costs, non-current	12,874	12,607
Deferred income tax assets	210	194
Other assets, non-current	2,620	2,705
Total assets	$549,837	$526,458
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,081	$5,354
Accrued compensation	20,428	22,872
Accrued expenses	10,018	11,161
Deferred revenue	44,481	37,947
Operating lease liabilities	3,424	2,798
Total current liabilities	83,432	80,132
OTHER LIABILITIES
Deferred revenue, non-current	4,027	2,996
Operating lease liabilities, non-current	18,743	19,672
Deferred income tax liabilities	3,112	2,937
Total liabilities	109,314	105,737
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 110,000,000 shares authorized; 37,474,834 and 37,100,467 shares issued; and 35,861,584 and 35,487,217 outstanding, respectively	37	37
Treasury stock, at cost; 1,613,250 shares	(65,247)	(65,247)
Additional paid-in capital	402,860	393,462
Retained earnings	103,690	93,490
Accumulated other comprehensive loss	(817)	(1,021)
Total stockholders’ equity	440,523	420,721
Total liabilities and stockholders’ equity	$549,837	$526,458

Subject to reclassification

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenues	$90,094	$74,192
Cost of revenues	29,970	23,544
Gross profit	60,124	50,648
Operating expenses
Sales and marketing	21,355	18,299
Research and development	8,706	7,568
General and administrative	14,737	11,909
Amortization of intangible assets	2,664	1,336
Total operating expenses	47,462	39,112
Income from operations	12,662	11,536
Other expense, net	(325)	(673)
Income before income taxes	12,337	10,863
Income tax expense	2,137	1,348
Net income	$10,200	$9,515

Net income per share
Basic	$0.29	$0.27
Diluted	$0.28	$0.26

Weighted average common shares used to compute net income per share
Basic	35,751	35,072
Diluted	36,722	35,926

Per share amounts may not foot due to rounding.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities
Net income	$10,200	$9,515
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	163	668
Change in earn-out liability	—	72
Depreciation and amortization of property and equipment	3,765	3,138
Amortization of intangible assets	2,664	1,336
Provision for credit losses	1,205	1,285
Stock-based compensation	6,925	4,344
Other, net	76	(105)
Changes in assets and liabilities
Accounts receivable	(2,828)	(1,053)
Deferred costs	(986)	(256)
Other current and non-current assets	(2,257)	2,041
Accounts payable	(828)	655
Accrued compensation	(2,988)	(9,302)
Accrued expenses	(1,052)	(615)
Deferred revenue	7,565	3,396
Operating leases	(19)	(452)
Net cash provided by operating activities	21,605	14,667
Cash flows from investing activities
Purchases of property and equipment	(3,263)	(3,965)
Purchases of investments	(14,039)	(12,460)
Maturities of investments	12,500	15,875
Net cash used in investing activities	(4,802)	(550)
Cash flows from financing activities
Repurchases of common stock	—	(12,000)
Net proceeds from exercise of options to purchase common stock	2,802	3,683
Net proceeds from employee stock purchase plan	105	87
Payment for earn-out liability	(164)	(688)
Net cash provided by (used in) financing activities	2,743	(8,918)
Effect of foreign currency exchange rate changes	36	33
Net increase in cash and cash equivalents	19,582	5,232
Cash and cash equivalents at beginning of period	149,692	179,252
Cash and cash equivalents at end of period	$169,274	$184,484

Subject to reclassification

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020

Adjusted EBITDA
Net income	$10,200	$9,515
Depreciation and amortization of property
and equipment	3,765	3,138
Amortization of intangible assets	2,664	1,336
Investment income	(97)	(640)
Realized loss from foreign currency on cash and investments held	289	1,243
Income tax expense	2,137	1,348
Stock-based compensation expense	6,925	4,344
Other	(426)	72
Adjusted EBITDA	$25,457	$20,356

Adjusted EBITDA Margin
Net income	$10,200	$9,515
Revenue	90,094	74,192
Net Income Margin	11%	13%

Adjusted EBITDA	$25,457	$20,356
Revenue	90,094	74,192
Adjusted EBITDA Margin	28%	27%

Non-GAAP Income
Net income	$10,200	$9,515
Stock-based compensation expense	6,925	4,344
Amortization of intangible assets	2,664	1,336
Realized loss from foreign currency on cash and investments held	289	1,243
Other	(426)	72
Income tax effects of adjustments	(3,975)	(3,026)
Non-GAAP income	$15,677	$13,484

Shares used to compute non-GAAP income per share
Basic	35,751	35,072
Diluted	36,722	35,926

Non-GAAP income per share
Basic	$0.44	$0.38
Diluted	$0.43	$0.38

Per share amounts may not foot due to rounding.

Contact:

Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962